Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Invicta Group Inc.


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission of our report dated December 6, 2006, with respect to the financial statements of Invicta Group Inc. for the year ended December 31, 2005.


/s/ Baum & Company, P.A.


/s/ Baum & Company, PA
Coral Springs, FL